As filed with the Securities and Exchange Commission on February 27, 2012
Registration No. 333-178003

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PARKWAY PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	74-2123597
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization	Identification No.)

Bank of America Center, Suite 2400
390 North Orange Avenue
Orlando, FL 32801
(407) 650-0593
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

James R. Heistand, President and CEO
Parkway Properties, Inc.
Bank of America Center, Suite 2400
390 North Orange Avenue
Orlando, FL 32801
(407) 650-0593
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Michael C. Donlon, Esq.
Jaeckle Fleischmann & Mugel, LLP
Avant Building, Suite 900
200 Delaware Avenue
Buffalo, New York 14202-2107
(716)856-0600

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [ ]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer [ ]                                                                                     Accelerated filer [X]
Non-accelerated filer [ ]                                                                                     Smaller reporting company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.001 par value	1,800,000	$11.875	$21,375,000	$2,449.58

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on November 10, 2011, within five business days prior to the original filing.

(2)	Previously paid in connection with the original filing of this Registration Statement No. 333-178003.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 is being filed to amend Item 16 of Part II of the Registration Statement to provide updated consents of the Company’s independent auditors, listed as Exhibits 23.1 and 23.1, copies of which are attached to this Pre-Effective Amendment No. 1.

Item 16.                      Exhibits.

4.1	Articles of Incorporation, as amended, of the Company (incorporated by reference to Exhibit B to The Parkway Company’s proxy material for its July 18, 1996 Annual Meeting).

4.2	Bylaws, as amended, of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed August 6, 2010).

4.3	Articles Supplementary creating the Company’s 8.00% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4 to the Company’s Form 8-A filed May 29, 2003).

4.4
Articles Supplementary reclassifying and designating an additional 1,974,896 shares of common stock as 8.00% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3 to the Company’s Form 8-K filed August 12, 2010).

4.5
Articles Supplementary reclassifying and designating an additional 1,046,400 shares of common stock as 8.00% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3 to the Company’s Form 8-K filed May 18, 2011).

5*	Opinion of Jaeckle Fleischmann & Mugel, LLP regarding legality of securities being registered.

8*	Opinion of Jaeckle Fleischmann & Mugel, LLP regarding certain tax matters.

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of KPMG LLP (filed herewith).

23.3*	Consent of Jaeckle Fleischmann & Mugel, LLP.

24*	Powers of Attorney.

99.1*	Registration Rights Agreement dated May 18, 2011, between Parkway Properties, Inc. and certain other parties named therein.

99.2	Amended and Restated Agreement of Limited Partnership of Parkway Properties LP dated July 1, 1998 (incorporated by reference to Exhibit 99(a) to the Company’s Form 8-K filed July 15, 1998).

99.3
Amendment to Exhibit A dated May 18, 2011 of the Amended and Restated Agreement of Limited Partnership of Parkway Properties LP (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed May 18, 2011).

*  Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on February 27, 2012.

PARKWAY PROPERTIES, INC.

Date: February 27, 2012	By:	/s/ Richard G. Hickson IV
Richard G. Hickson IV
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement was signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
James R. Heistand*	Chief Executive Officer, President and Director (Principal Executive Officer)	February 27, 2012
Richard G. Hickson IV*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 27, 2012
Mandy M. Pope*	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 27, 2012
Charles T. Cannada*	Director	February 27, 2012
Edward M. Casal*	Director	February 27, 2012
Laurie L. Dotter*	Director	February 27, 2012
Daniel P. Friedman*	Director	February 27, 2012
Michael J. Lipsey*	Director	February 27, 2012
Brenda J. Mixson*	Director	February 27, 2012
Rodolfo Prio-Touzet*	Director	February 27, 2012
Leland R. Speed*	Director	February 27, 2012
Troy A. Stovall*	Director	February 27, 2012
/s/ Richard G. Hickson IV * By Richard G. Hickson IV, as Attorney-in-Fact pursuant to powers of attorney previously filed		February 27, 2012